Exhibit 99.1

For more information contact:
David Scoglio, CFO
Asure Software, Inc.
512-437-2732
dscoglio@asuresoftware.com

Jon Cunningham
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 107
info@redchip.com
http://www.redchip.com

Asure Software Reports First Quarter Results

•	Q1 Revenue of $4.15 million vs. guidance range of $4.10 to $4.20 million

•	Q1 EBITDA of $776,000, excluding one-time items and mark to market; vs. guidance range of $700,000 to $800,000

•	Q1 Earnings of $0.03 per share, excluding one-time items and mark to market

•	Organic Cloud Bookings growth of 80% and Organic Total Bookings growth of 31% sequentially; and year over year growth of 40% and 2% respectively

•	Free Cash Flow of $564,000 vs. guidance range of $500,000 to $650,000

AUSTIN, Texas, May 15, 2012 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workplace management software, announced results for the first quarter ended March 31, 2012.

First quarter results, excluding one-time items and mark to market, included earnings of $0.03 per share and EBITDA of $776,000.

One-time items contributed ($0.21) per share.  Acquisition-related legal and professional services, site consolidation and other one-time expenses related to Asure’s acquisitions of ADI Time and Legiant amounted to $310,000, or ($0.07) per share. Mark to market charges related to the conversion of $1.15 million of convertible debt during the first quarter contributed $664,000, or ($0.14) per share.

Asure recently split the company's common stock on a 3-for-2 basis, in the form of a 50% stock dividend.  This split went into effect on May 1, 2012.

KEY FACTS FOR Q1:

First quarter revenue was $4.15M, a 14% increase over the prior quarter, and a 76% increase over the first quarter of 2011. The $0.5 million sequential increase was largely driven by the full quarter effect of the acquisition of Legiant, which occurred late in the fourth quarter of 2011. Asure’s recurring revenue as a percentage of overall revenue increased one point to 76%, including acquisitions. Gross margins held steady at 75% sequentially.

 “We are pleased with our financial results for the first quarter of 2012 as we continued to execute our strategy of growth through cloud based solutions.” commented Pat Goepel , Asure Software’s Chief Executive Officer. “Our strong cloud bookings growth of 80% sequentially confirms the continued adoption of the Asure Software workplace management solutions. These solutions put us in a unique position as corporations take advantage of cloud-based applications for their business infrastructure.”

David Scoglio, Asure’s Chief Financial Officer added, “Asure posted a strong first quarter financially as EBITDA, cash growth and revenue fell within published guidance. Deferred revenue grew marginally over last quarter as well. Additionally, we are happy to report that $1.15 million in convertible debt was converted to equity in the first quarter. Not only does this relieve us of future cash interest and principal, but we were able to modify the remaining $.35 million of convertible debt to avoid the necessity of a separate accounting requirement in the future. In the first quarter, we took a one time P&L charge of $664,000 related to this conversion and modification. The conversion also substantially boosted our owner’s equity which ended the quarter at $3.5M.” Quarterly guidance for the year is listed below.

2012 Guidance

$000s, except for EPS

	Actual	Guidance
	Q1 '12	Q2 '12	Q3 '12	Q4 '12	FY '12
Revenue	4,153	4,100 - 4,200	4,490 - 4,590	5,060 - 5,260	17,800 - 18,200
EBITDA Gain, excl. 1 time items	776	740 - 840	880 - 980	1,410 - 1,610	3,800 - 4,200
EPS, excl. 1 time items	$0.03	$0.01 - $0.03	$0.04 - $0.06	$0.16 - $0.20	$0.24 - $0.32
Free Cash Flow	564	500 - 600	650 - 750	1,100 - 1,300	2,800 - 3,200

Conference Call Details
Asure will follow this announcement with a conference call for the investment community on Tuesday May 15, at 11:00 a.m. EDT, (10:00 a.m. CDT) to further discuss the quarter and outlook.  Participating in the call will be Pat Goepel, Chief Executive Officer and David Scoglio, Chief Financial Officer.  To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544.  The conference ID for all callers is 78407380.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call at http://investor.asuresoftware.com/

About Asure Software
Asure Software, Inc. (Nasdaq:ASUR), is headquartered in Austin, Texas. Asure Software's intuitive and innovative technologies enable companies of all sizes and complexities to operate more efficiently. Simply put, we turbocharge your workplace by stimulating your workforce and maximizing your company’s resources while eliminating waste out of employee's workflow.

Asure Software’s number one priority is to delight our clients and support their change initiatives. We ensure a high-performing work environment by integrating our "keep it simple" solutions and expertise to over 3,500 plus clients worldwide. Asure Software’s suite of solutions range from time and attendance workforce management solutions to asset optimization and meeting room management.  For more information, please visit www.asuresoftware.com

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11986

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

*Non-GAAP Financial Measures

This press release includes the following financial measures defined as a non-GAAP financial measure by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor are the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings, EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Reconciliation of GAAP Net Earnings to Net Earnings Excluding 1-Time Items and GAAP Net Earnings excluding Mark to Market

	FOR THE THREE MONTHS ENDED MARCH 31
$000s	2012	2011
Net Gain/(Loss)	(847)	(60)
Legal & Professional Services	245	0
Severance & Recruitment	37	0
Interest - Mark to Market	465	0
Loss on Conversion of Debt	199	0
Other 1-Time Items (net)	28	56
sub-total excl. Mark to Market	509	56
Total 1 Time Costs	974	56
Net Gain Excl. 1 Time Items	127	(4)

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock
Compensation Expense (EBITDA) and EBITDA Gain Excluding 1 Time Costs.
FOR THE THREE MONTHS ENDING

$000s	March 31, 2012	March 31, 2011	Inc/Dec
Net Gain/(Loss)	(847)	(60)	(787)
Interest	190	10	180
Interest - Mark to Market	465	0	465
Tax	45	9	36
Depreciation	47	43	4
Amortization	357	194	163
Stock Compensation	10	15	(5)
EBITDA Gain	267	211	56
1 Time Costs excl. MTM & 1 Time Taxes	509	56	453
EBITDA Gain excl. 1 Time Items	776	267	509

 ASURE SOFTWARE, INC.
CONDEN SED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and equivalents	$1,189	$1,067
Accounts receivable, net of allowance for doubtful accounts of $56 and $19 at March 31, 2012 and December 31, 2011, respectively	1,491	1,483
Notes receivable	73	96
Inventory	113	116
Prepaid expenses and other current assets	285	338
Total Current Assets	3,151	3,100

Property and equipment, net	397	414
Intangible assets, net	5,950	6,307
Goodwill	6,259	6,264
Other	6	-
Total Assets	$15,763	$16,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$500	$500
Current portion of notes payable	100	349
Accounts payable	1,234	1,097
Accrued compensation and benefits	160	141
Other accrued liabilities	551	536
Deferred revenue	4,860	4,792
Total Current Liabilities	7,405	7,415

Long-term liabilities:
Deferred revenue	166	169
Subordinated notes payable	4,350	4,323
Subordinated convertible notes payable	296	1,247
Derivative liability	-	835
Other long-term obligations	30	32
Total Long-Term Liabilities	4,842	6,606

Stockholders’ Equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 6,500 shares authorized; 5,365 and 5,014 shares issued; 4,981 and 4,630 shares outstanding at March 31, 2012 and December 31, 2011, respectively	336	334
Treasury stock at cost, 384 shares at March 31, 2012 and December 31, 2011	(5,017)	(5,017)
Additional paid-in capital	273,334	271,065
Accumulated deficit	(265,037)	(264,190)
Accumulated other comprehensive loss	(100)	(128)
Total Stockholders’ Equity	3,516	2,064
Total Liabilities and Stockholders’ Equity	$15,763	$16,085
The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2012	2011
Revenues	$4,153	$2,357
Cost of Sales	(1,046)	(440)
Gross Margin	3,107	1,917

Operating Expenses:
Selling, general and administrative	2,135	1,401
Research and development	591	391
Amortization of intangible assets	292	149
Total Operating Expenses	3,018	1,941

Income/(Loss) From Operations	89	(24)

Other Income (Expenses):
Interest income	1	2
(Loss) on disposal of assets	(10)	-
(Loss) on Debt Conversion	(199)	-
Foreign currency translation loss	(28)	(21)
Interest expense – amortization of OID and derivative of mark-to-market	(535)	-
Interest expense and other	(120)	(8)
Total Other Expense	(891)	(27)

Loss From Operations Before Income Taxes	(802)	(51)
Income Tax Expense	(45)	(9)
Net Loss	$(847)	$(60)

Basic And Diluted Loss Per Share	$(0.18)	$(0.01)

Shares Used In Computing Basic And Diluted Loss Per Share	4,699	4,627

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.